CUSIP No. 23922010


                                    EXHIBIT A
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                                    AGREEMENT


         The undersigned agree that this Amendment No. 6 to Schedule 13G of J. Weston Daw and Beverly S. Daw relating to the shares of Common Stock of Daw Technologies, Inc. shall be filed on behalf of each of the undersigned.




By:  /s/ J. Weston Daw                        By:  /s/ Beverly S. Daw
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         J. Weston Daw                                 Beverly S. Daw


SEC 1745 (2-95)                Page 7 of 7 Pages